UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2005, Paxson Communications Corporation (the "Company") entered into a purchase agreement (the "Purchase Agreement") with Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and Goldman, Sachs & Co. (for themselves and as representatives of the initial purchasers ) to sell $400,000,000 principal amount of its Floating Rate First Priority Senior Secured Notes due 2012 (the "First Priority Notes") and $405,000,000 principal amount of its Floating Rate Second Priority Senior Secured Notes due 2013 (the "Second Priority Notes" and, together with First Priority Notes, the "Notes").

The First Priority Notes were priced at 100%, will bear cash interest at a floating rate per annum equal to three month LIBOR plus 3.25%, and will mature on January 15, 2012. The Second Priority Notes were priced at 98% and will mature on January 15, 2013. For any interest period through January 14, 2010, the Company may elect to pay interest on the Second Priority Notes in cash or by increasing the principal amount of the Second Priority Notes. Interest on the Second Priority Notes payable in cash will accrue at a rate per annum equal to three month LIBOR plus 6.25%, and interest payable by increasing the principal amount of the Second Priority Notes will accrue at a rate per annum equal to three month LIBOR plus 7.25%. After January 15, 2010, the Company is required to pay all interest payments on the Second Priority Notes in cash. The offering of the Notes is expected to close on or about December 30, 2005. Concurrently with the closing of the offering, the Company expects to borrow $325,000,000 under a new first priority term loan facility. The Company will use the net proceeds of the offering of the Notes and the borrowings under the new term loan facility to purchase and retire, or redeem, its outstanding senior secured and senior subordinated indebtedness and to pay related fees and expenses.

The offering of the Notes is being conducted in a private transaction under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and in transactions outside of the United States in reliance upon Regulation S under the Securities Act. The offering of the Notes has not been registered under the Securities Act or the securities laws of any other jurisdiction and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following item is filed as an Exhibit to this Report:

10.1 Purchase Agreement, dated December 19, 2005, among the Company, each of the Company's direct or indirect domestic subsidiaries parties thereto and Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and Goldman, Sachs & Co., as representatives of the initial purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

December 21, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated December 19, 2005, among the Company, each of the Company's direct or indirect domestic subsidiaries parties thereto and Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and Goldman, Sachs & Co., as representatives of the initial purchasers